Exhibit 1.1

Execution Version

TRINITY CAPITAL INC.

$100,000,000

7.875% Notes due 2029

Underwriting Agreement

March 25, 2024

Keefe, Bruyette & Woods, Inc.

Morgan Stanley & Co. LLC

RBC Capital Markets, LLC

As the Representatives of the
several Underwriters listed
in Schedule 1 hereto

c/o Keefe, Bruyette & Woods, Inc.

787 Seventh Avenue, Fourth Floor

New York, New York 10019

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o RBC Capital Markets, LLC

Brookfield Place

200 Vesey Street

New York, New York 10281

Ladies and Gentlemen:

Trinity Capital Inc., a Maryland corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several Underwriters listed in Schedule 1 hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 11 hereof), for whom Keefe, Bruyette & Woods, Inc. (“KBW”), Morgan Stanley & Co. LLC (“MS”) and RBC Capital Markets, LLC (“RBC”) are acting as representatives (in such capacity, the “Representatives”), $100,000,000 aggregate principal amount of 7.875% Notes due 2029 of the Company (the “Initial Securities”). The Company also proposes to issue and sell up to an additional $15,000,000 aggregate principal amount of the Initial Securities (the “Additional Securities,” and together with the Initial Securities, the “Securities”) if and to the extent that the Representatives shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Additional Securities granted to the Underwriters in Section 2(b) herein.

The Securities will be issued under an indenture, dated as of January 16, 2020 (the “Base Indenture”), as supplemented by the Fifth Supplemental Indenture, dated as of the Closing Date (as defined below) (the “Fifth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”). The Securities will be issued in book-entry form to Cede & Co. as nominee of the Depository Trust Company (“DTC”) pursuant to a blanket letter of representations, dated as of January 22, 2021, between the Company and DTC.

The Company understands that the Underwriters propose to make an offering of the Securities as soon as the Representatives deem advisable after this underwriting agreement (this “Agreement”) has been executed and delivered.

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a “shelf registration statement” on Form N-2 (File No. 333-275970), relating to the Securities and certain of the Company’s other securities, which registration statement has been declared effective by the Commission on February 7, 2024. The Company has also prepared and filed with the Commission a preliminary prospectus supplement dated March 25, 2024 (the “Preliminary Prospectus Supplement”), which contains a base prospectus, dated February 7, 2024 (the “Base Prospectus,” and together with the Preliminary Prospectus Supplement, the “Preliminary Prospectus”). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430B (“Rule 430B”) promulgated under the Securities Act and Rule 424 (“Rule 424”) promulgated under the Securities Act. The information, if any, included or incorporated by reference in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.” Unless the context otherwise requires, such registration statement, including all documents filed as a part thereof and any Rule 430B Information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424 under the Securities Act and deemed to be part of the registration statement and also including any registration statement filed pursuant to Rule 462(b) promulgated under the Securities Act (the “Rule 462(b) Registration Statement”), is herein called the “Registration Statement.” The final prospectus to be filed with the Commission pursuant to Rule 424 after the Applicable Time (as defined below) and to be used to confirm sales, which will include the Base Prospectus together with a final prospectus supplement (the “Prospectus Supplement”), is hereinafter referred to as the “Prospectus.” Any reference herein to the Registration Statement, the Preliminary Prospectus and the Prospectus shall be deemed to refer to and include all documents incorporated by reference pursuant to the rules of the Commission promulgated under the Securities Act. All references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus, including those made pursuant to Rule 424 under the Securities Act or such other rule under the Securities Act as may be applicable to the Company, shall be deemed to mean and include, without limitation, the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) which is or is deemed to be incorporated by reference in or otherwise deemed under the rules of the Commission promulgated thereunder or otherwise to be a part of or included in the Registration Statement or the Prospectus, as the case may be, as of any specified date.

A Form N-54A Notification of Election to be Subject to Sections 55 through 65 of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”) filed pursuant to Section 54(a) of the Investment Company Act (File No. 814-01341) was filed under the Investment Company Act with the Commission on January 16, 2020.

At or prior to the Applicable Time, the Company had prepared the Preliminary Prospectus, which together with the information set forth on Schedule 2 hereto, comprises the “Pricing Disclosure Package.”

“Applicable Time” means 4:30 P.M., New York City time, on March 25, 2024.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

2. Purchase of the Securities by the Underwriters.

(a) Initial Securities. The Company agrees to issue and sell the Initial Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties, and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective aggregate principal amount of Initial Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at the price (the “Purchase Price”) set forth in Schedule 1 hereto. Payment for the Initial Securities shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives, at the offices of Ropes & Gray LLP, 1211 Avenue of the Americas, New York, NY 10036, at 10:00 A.M., New York City time, on March 28, 2024, or at such other time or place on the same or such other date, not later than the third business day thereafter, as the Representatives and the Company may agree upon in writing. The time and date of such payment for the Initial Securities is referred to herein as the “Closing Date.”

Payment for the Initial Securities shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the principal amount of Initial Securities to be purchased on such date with any transfer taxes payable in connection with the sale of such Securities duly paid by the Company. Delivery of the Initial Securities shall be made through the facilities of DTC unless the Representatives shall otherwise instruct.

(b) Additional Securities. In addition, on the basis of the representations, warranties, and agreements set forth herein and subject to the conditions set forth herein, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional $15,000,000 aggregate principal amount of the Additional Securities at the Purchase Price without giving effect to any accrued interest from the Closing Date to the Secondary Closing Date (as defined below). The Representatives may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the aggregate principal amount of Additional Securities to be purchased by the Underwriters and the date on which such aggregate principal amount of Additional Securities are to be purchased. Any such time and date of payment for and delivery of such Additional Securities shall be determined by the Representatives, but shall not be later than five (5) full business days, nor earlier than two (2) full business days after the exercise of such option, nor in any event prior to the Closing Date, unless otherwise agreed in writing by the Representatives and the Company (a “Secondary Closing Date”). Each Underwriter agrees severally and not jointly to purchase the aggregate principal amount of Additional Securities that bears the same proportion to the total aggregate principal amount of Additional Securities to be purchased on such Secondary Closing Date as the aggregate principal amount of Initial Securities set forth in Schedule 1 hereto opposite the name of such Underwriter bears to the total aggregate principal amount of Initial Securities.

(c) The Company understands that the Underwriters intend to offer the Securities for resale on the terms set forth in the Pricing Disclosure Package and the Prospectus, as in the judgment of the Representatives is advisable. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter.

(d) The Company acknowledges and agrees that (1) the Underwriters are acting solely as principal and in the capacity of an arm’s-length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person, (2) the Underwriters have no obligation to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement and (3) it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby. Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. The Company acknowledges and agrees that it is aware that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise.

3. Representations and Warranties of the Company. The Company hereby represents and warrants to each Underwriter, as of the date of this Agreement, the Closing Date and any Secondary Closing Date, and agrees with each Underwriter that:

(a) Preliminary Prospectus. No order preventing or suspending the use of the Preliminary Prospectus has been issued by the Commission, and the Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and the Preliminary Prospectus, at the time of filing thereof, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof;

(b) Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and the Pricing Disclosure Package (together with any amendment or supplement thereto) as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof;

(c) Issuer Free Writing Prospectus. The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) the Registration Statement, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Schedule 2 hereto, including a Pricing Term Sheet substantially in the form of Annex A hereto, and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus, if any, complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, at the Applicable Time, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement or omission contained in any Issuer Free Writing Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof;

(d) Documents Incorporated by Reference. The documents incorporated by reference in each of the Registration Statement, the Prospectus and the Preliminary Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(e) Testing-the-Waters Materials. The Company (i) has not alone engaged in any Testing-the-Waters Communications and (ii) has not authorized anyone to engage in Testing-the-Waters Communications;

(f) Registration Statement and Prospectus. The Company is eligible to use Form N-2 under the Securities Act, and the Registration Statement has been declared effective by the Commission. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and, to the knowledge of the Company, no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Securities has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, the applicable rules and regulations of the Commission thereunder, the Investment Company Act and the Trust Indenture Act of 1939, as amended (the “TIA”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and the Secondary Closing Date, the Prospectus and any amendment or supplement thereto will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the TIA or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof;

(g) Financial Statements. The financial statements of the Company, including the notes and schedules thereto, included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus (i) present fairly in all material respects the financial condition of the Company and its Subsidiaries (as defined below) as of the respective dates thereof, and the results of operations and statements of cash flows for the periods specified, (ii) correctly reflect and disclose all extraordinary items, and (iii) have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis; the financial information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus have been derived from the accounting records and other books and records of the Company and the Subsidiaries and presents fairly in all material respects the information shown thereby as of the date presented and has been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference therein. The financial data set forth in the Registration Statement, Pricing Disclosure Package and in the Prospectus under the heading “Capitalization” presents fairly in all material respects the information set forth therein on a basis consistent with that of the audited financial statements and related notes thereto included or incorporated by reference therein. There is no pro forma financial information that is required to be included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus that is not included or incorporated by reference as required;

(h) No Material Adverse Change. Subsequent to the date of the Preliminary Prospectus Supplement, and except as may be otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there has not been (i) any event, circumstance or change in circumstance that, individually or in the aggregate, has or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, condition (financial or otherwise), management, properties, net assets, results of operations or prospects of the Company and the Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (ii) any transaction, other than in the ordinary course of business, contemplated in any substantive manner or entered into by the Company or any Subsidiary, (iii) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any Subsidiary, other than in the ordinary course of business, (iv) any dividend or distribution of any kind declared, paid or made by the Company or any Subsidiary on any class of its equity securities, or any purchase by the Company or any Subsidiary of any of its outstanding equity securities, or (v) any change of the equity securities or indebtedness of the Company or any Subsidiary;

(i) Organization, Good Standing and Due Authorization. The Company is a corporation duly incorporated and validly existing and in good standing under the laws of the State of Maryland, with requisite corporate power and authority to (i) own, lease or operate its properties and conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and (ii) execute and deliver this Agreement, and consummate the transactions contemplated hereby (including the sale, issuance, and delivery of the Securities) and thereby;

(j) Capitalization. The Company had, as of the applicable date indicated in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and will have, as of the Closing Date, the duly authorized capitalization set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the caption “Capitalization,” after giving effect to the adjustments set forth thereunder; all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, and have not been issued in violation of, or subject to any preemptive right or other similar right of stockholders arising by operation of law, under the Company’s articles of amendment and restatement and bylaws (collectively, the “Charter Documents”), under any agreement to which the Company is a party, or otherwise; except as disclosed in or contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no outstanding (i) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (ii) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company to issue or sell any such capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options;

(k) Due Authorization of Subsidiaries. Each subsidiary of the Company that is a “Significant Subsidiary” within the meaning of such term as defined in Rule 1-02 of Regulation S-X of the Commission (a complete list of which is set forth in Schedule 3 hereto) (each a “Subsidiary,” and collectively, the “Subsidiaries”) has been duly incorporated, formed or organized and is validly existing as a corporation, limited liability company, limited partnership or similar entity, in good standing under the laws of the jurisdiction of its incorporation, formation or organization, with requisite power and authority to own, lease or operate its properties and to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; the Subsidiaries are the only subsidiaries, direct or indirect, of the Company; other than Subsidiaries that are special purpose entities, no Subsidiary is currently prohibited, directly or indirectly, from paying any dividends or distributions to the Company, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company; the outstanding equity interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid, and only with respect to any Subsidiary which is a corporation, non-assessable, and are owned by the Company or another Subsidiary free and clear of any lien, encumbrance or claim (each, a “Lien”), other than statutory Liens created by state or federal securities laws restricting the transfer of such equity interests; no options, warrants or other rights to purchase, agreements or other obligations to issue, or other rights to convert any obligations into, shares of capital stock or ownership interests in the Subsidiaries are outstanding;

(l) Underwriting Agreement. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except as rights to indemnity and contribution hereunder and thereunder may be limited by general equitable principles or federal or state securities laws or public policy underlying such laws;

(m) Base Indenture. The Base Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except as rights to indemnity and contribution thereunder may be limited by general equitable principles or federal or state securities laws or public policy underlying such laws;

(n) Fifth Supplemental Indenture. The execution and delivery of the Fifth Supplemental Indenture by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company. The Fifth Supplemental Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except as rights to indemnity and contribution thereunder may be limited by general equitable principles or federal or state securities laws or public policy underlying such laws; the Indenture conforms in all material respects to the requirements of the TIA, and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder;

(o) The Securities. The Securities to be issued and sold by the Company hereunder have been duly authorized and, when issued, authenticated and delivered by the Company and when authenticated by the Trustee as provided herein and in the Indenture relating thereto, against payment of the consideration set forth herein, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except as rights to indemnity and contribution thereunder may be limited by general equitable principles or federal or state securities laws or public policy underlying such laws, and will be entitled to the benefits of the Indenture relating thereto; and the Securities and the Indenture conform in all material respects to the statements relating thereto contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; the statements set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the caption “Description of the Notes,” insofar as they purport to describe the provisions of the laws and regulations or documents referred to therein, are accurate, complete and fair in all material respects;

(p) No Violation or Default of the Company. The Company is not in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), (i) any of the Charter Documents, (ii) any obligation, agreement, covenant or condition contained in any material contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company is a party or by which it or its assets may be bound or affected, or (iii) any Law (as defined below) applicable to the Company, except, in the case of clause (ii), for such breaches or defaults which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(q) No Violation or Default of Subsidiaries. None of the Subsidiaries is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), (i) any of its charter documents, (ii) any obligation, agreement, covenant or condition contained in any material contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which such Subsidiary is a party or by which any of them or their respective assets may be bound or affected, or (iii) any Law applicable to such Subsidiary, except, in the case of clause (ii) for such breaches or defaults which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(r) No Conflicts. The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Securities by the Company, the consummation by the Company of the transactions contemplated by this Agreement and the Indenture, the performance by the Company of the Indenture, and the use of the proceeds from the sale of the Securities as described in the Pricing Disclosure Package and the Prospectus, will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (i) any provision of any of the Charter Documents, (ii) any provision of any material contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which it or its respective assets may be bound or affected, or (iii) any Law issued by any federal, state or local government, regulatory commission, court, administrative agency or commission, or other governmental body, board, agency, authority or instrumentality of competent jurisdiction (each, a “Governmental Authority”) applicable to the Company or any Subsidiary, except in the case of clause (ii) for such conflicts, breaches or defaults which have been validly waived or would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or result in the creation or imposition of any material lien, charge, claim or encumbrance upon any property or asset of the Company or any Subsidiary;

(s) No Consents Required. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Authority is necessary or required for the performance by the Company of this Agreement and the Indenture, the issuance and sale of the Securities, and the consummation of the transactions contemplated by this Agreement and the Indenture, except (A) such as have been already obtained or as may be required under the Securities Act, the Investment Company Act, the rules of the Nasdaq Global Select Market, state securities laws or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and (B) where the failure to obtain any such filing, authorization, approval, consent, license, order, registration, qualification or decree would not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect;

(t) No Judgments. There is no outstanding judgment, order, writ, injunction, decree or award of any Governmental Authority or arbitrator affecting the business of the Company or any of the Subsidiaries, which draws into question the validity of any action taken or to be taken pursuant to this Agreement or in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement; there is no litigation, arbitration, investigation or other proceeding of or before any Governmental Authority pending, or, to the knowledge of the Company, threatened in writing, against the Company, any Subsidiary, any stockholder of the Company, or any stockholder or member of any Subsidiary;

(u) Legal Proceedings. Other than as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no actions, suits, proceedings, inquiries, examinations or investigations (collectively, “Proceedings”) pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary, or any of their respective properties, directors, officers or employees at law or in equity, or before or by any Governmental Authority; other than the Underwriters, the Company has not authorized anyone to make any representations regarding the offer and sale of the Securities, or regarding the Company or any Subsidiary in connection therewith; none of the Company or the Subsidiaries has received written notice of any order or decree preventing the use of the Preliminary Prospectus, the Pricing Disclosure Package or the Preliminary Prospectus Supplement or any amendment or supplement thereto, and no Proceeding for that purpose has commenced or is pending or, to the knowledge of the Company, is contemplated;

(v) Compliance with Laws. None of the Company or the Subsidiaries has violated, or received written notice of any violation with respect to, any law, rule, regulation, order, decree or judgment (each, a “Law”) applicable to it and its business, including those relating to transactions with affiliates, lending, debt collection, notice, privacy, environmental, safety or similar Laws, federal or state Laws relating to discrimination in the hiring, promotion or pay of employees, federal or state wages and hours Laws, the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder (“ERISA”), except for those violations, in each case, as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect;

(w) Capital Stock. The statements set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the caption “Description of Our Capital Stock”, insofar as they purport to describe the provisions of the laws and regulations or documents referred to therein, are accurate, complete and fair in all material respects; there are no contracts, agreements or understandings of the Company or any of its Subsidiaries that are required to be described in or filed as exhibits to the Registration Statement or the Prospectus by the Securities Act that have not been so described, filed or incorporated by reference therein as permitted by the Securities Act; the Registration Statement, Pricing Disclosure Package and the Prospectus contain accurate summaries in all material respects of all material contracts, agreements, instruments and other documents of the Company as required by Form N-2 under the Securities Act; the copies of all such contracts, agreements, instruments and other documents (including all amendments or waivers relating to any of the foregoing) that have been previously furnished to the Underwriters or their counsel are complete and genuine and include all material collateral and supplemental agreements thereto;

(x) Election to be Treated as a Business Development Company. The Company has duly elected to be regulated by the Commission as a business development company under the Investment Company Act, such election is effective and the Company has not withdrawn that election, and the Commission has not ordered that such election be withdrawn nor to the best of the Company’s knowledge have proceedings to effectuate such withdrawal been initiated or threatened by the Commission; the operations of the Company are in compliance with the provisions of the Investment Company Act applicable to business development companies and the rules and regulations of the Commission thereunder applicable to business development companies, except where such non-compliance would not reasonably be expected to result in a Material Adverse Effect;

(y) Independent Accountants. Ernst & Young LLP, who has certified certain financial statements of the Company, is an independent registered public accounting firm with respect to the Company or its applicable predecessors within the meaning of the Securities Act and the Public Company Accounting Oversight Board (United States), as required by the Securities Act for registered offerings;

(z) Title to Real and Personal Property. The Company and each of the Subsidiaries has good and valid title to all assets and properties reflected as owned by it in the Registration Statement, Pricing Disclosure Package and the Prospectus (whether through fee ownership, mineral estates or similar rights of ownership), in each case free and clear of any Liens, except such as are disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus; any real property or personal property held under lease by the Company or any Subsidiary is held under a lease that is valid, existing and enforceable by the Company or such Subsidiary, with such exceptions as are disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and none of the Company or the Subsidiaries has received any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any such lease;

(aa) Title to Intellectual Property. The Company and each Subsidiary owns or possesses such licenses or other rights to use all material patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, other intangible property rights and know-how (collectively “Intangibles”) as are necessary to conduct the Company’s and/or such Subsidiary’s respective business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except such as are disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and none of the Company or the Subsidiaries has received written notice of any infringement of or conflict with (and none of the Company or the Subsidiaries knows of any such infringement of or conflict with) asserted rights of others with respect to any Intangibles, which would reasonably be expected to have a Material Adverse Effect;

(bb) No Undisclosed Relationships. None of the independent directors named in the Registration Statement, the Pricing Disclosure Package and the Prospectus has, within the last five years, been employed by or affiliated, directly or indirectly, with the Company or any of the Subsidiaries, whether by ownership of, ownership interest in, employment by, any material business or professional relationship with, or serving as an officer or director of, the Company, any of the Subsidiaries, or any of their respective affiliates;

(cc) Investment Company Act. Neither the Company nor any Subsidiary is required to register as an “investment company” under the Investment Company Act;

(dd) Taxes. Except where such failure to file or pay a tax, assessment, charge or lien would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or where such matters are the result of a pending bona fide dispute with taxing authorities, (i) the Company and the Subsidiaries have accurately prepared and timely filed (taking into account any extensions of time within which to file) any and all federal, state, foreign and other tax returns that are required to be filed by them, if any, and have paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including, without limitation, all sales and use taxes and all taxes which the Company and the Subsidiaries are obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return), and (ii) there is no tax Lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company or any Subsidiary, other than Liens for taxes not yet due and payable; no deficiency assessment with respect to a proposed adjustment of the Company’s or any Subsidiary’s federal, state, local or foreign taxes is pending or, to the knowledge of the Company, threatened; since the date of the most recent audited financial statements, none of the Company or the Subsidiaries has incurred any liability for taxes other than in the ordinary course of its business;

(ee) Licenses and Permits. The Company and each of the Subsidiaries has all necessary licenses, permits, certificates, authorizations, consents and approvals and has made all necessary filings required under any Law (collectively, the “Authorizations”) required in order to conduct its respective business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; the Company and each of the Subsidiaries have complied with the terms of the necessary Authorizations and there are not pending modifications, amendments or revocations of the Authorizations; the Company and the Subsidiaries have paid all fees due to Governmental Authorities pursuant to the Authorizations; all reports required to be filed in connection with the Authorizations have been timely filed and are accurate and complete; and the Company and the Subsidiaries are not in violation of, or in default under, any such Authorizations or any Law issued by a Governmental Authority applicable to the Company or any such Subsidiary, except to the extent that any failure to have, comply with, pay any fees pursuant to, file any reports in connection with, or violate or default under any such Authorizations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(ff) Accounting Controls. The Company maintains a system of internal accounting controls over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies in all material respects with the requirements of the Exchange Act and is sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, (A) the Company is not aware of any material weaknesses or significant deficiencies (as such terms are defined in Rule 1-02(a)(4) of Regulation S-X under the Securities Act) in the Company’s internal controls over financial reporting, and (B) there has been no change in the Company’s internal controls over financial reporting since the respective dates of the information given in the Registration Statement, the Pricing Disclosure Package and the Prospectus that has materially affected, or is reasonably likely to materially affect, the Company’s internal controls over financial reporting;

(gg) Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged and which the Company reasonably deems adequate; all policies of insurance insuring the Company or its business, assets, employees, officers and directors, including the Company’s directors and officers errors and omissions insurance policy and its fidelity bond required by Rule 17g-1 of the Investment Company Act, are, or as of the Closing Date and each Secondary Closing Date, will be in full force and effect; the Company is, or will be as of the Closing Date and each Secondary Closing Date, in compliance with the terms of such policy and fidelity bond; and there are no claims by the Company under any such policy or fidelity bond as to which any insurance company is denying liability or defending under a reservation of rights clause; the Company has no reason to believe that it will not be able to renew its existing insurance coverage and fidelity bond as and when such coverage and fidelity bond expires or to obtain similar coverage and fidelity bond from similar insurers as may be necessary to continue its business;

(hh) No Unlawful Payments. None of the Company or any of its Subsidiaries or any director, officer, employee or, to the knowledge of the Company, any agent of the Company or any of its Subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment, or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable law, regulation, order, decree, or directive having the force of law relating to anti-bribery or anti-corruption (collectively, the “Anti-Corruption Laws”); or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback, or other unlawful or improper payment or benefit. The Company and its Subsidiaries have instituted, maintain, and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with the Anti-Corruption Laws; and the Company will not use, directly or indirectly, the proceeds of the offering in furtherance of any offer payment, promise to pay, or authorization or approval of the payment or giving of money, or anything else of value, to any person in violation of the Anti-Corruption Laws;

(ii) Compliance with Anti-Money Laundering Laws. The operations of the Company and the Subsidiaries are and have been conducted and will be conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, the Bank Secrecy Act of 1970, as amended, applicable provisions of the United and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT ACT) of 2001, including all amendments thereto and the rules and regulations promulgated thereunder (the “USA Patriot Act”), the Money Laundering Control Act of 1986, the anti-money laundering statutes of all jurisdictions to the extent applicable to the Company or any of the Subsidiaries, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any Governmental Authority (collectively, the “Anti-Money Laundering Laws”) of all jurisdictions having jurisdiction over the Company and the Subsidiaries, and; no action, suit or proceeding by or before any Governmental Authority or any arbitrator involving the Company or any of the Subsidiaries with respect to the Anti-Money Laundering Laws of all jurisdictions having jurisdiction over the Company and the Subsidiaries is pending or, to the knowledge of the Company, threatened;

(jj) Related Party Indebtedness. There are no outstanding loans or advances or guarantees of indebtedness by the Company or any Subsidiary to or for the benefit of any of the directors, officers, affiliates, or representatives of the Company or any Subsidiary, or any of the immediate family members of any of them;

(kk) No Conflicts with Sanctions Laws. None of the Company or any of the Subsidiaries, or any of their respective directors, officers or employees, or, to the knowledge of the Company, any agents or affiliates or other persons associated with or acting on behalf of the Company, is an individual or an entity that is, or is owned or controlled by one or more individuals or entities, is currently the target of, any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury and U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions,” and each such subject or target, a “Sanctioned Person”), nor is the Company or any of the Subsidiaries or any of its directors, officers, or employees, or, to the knowledge of the Company, any agents, affiliates or other persons associated with or acting on behalf of the Company, an individual or entity that is, or is owned or controlled by one or more individuals or entities that are, located, organized, or resident in a country or territory that is the subject or the target of Sanctions that broadly prohibit dealings with that country or territory (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic or any other Covered Region of Ukraine identified in Executive Order 14065, the non-government controlled areas of Kherson and Zaporizhzhia, Crimea, Cuba, Iran, North Korea, and Syria) (each, a “Sanctioned Territory”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding or facilitation, is a Sanctioned Person or Sanctioned Territory in each case, in any manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor, or otherwise) of Sanctions. Since the inception of the Company, the Company and the Subsidiaries have not knowingly engaged in, and are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was a Sanctioned Person or with any Sanctioned Territory;

(ll) Company Not Ineligible Issuer. The Company is not an ineligible issuer, as defined under the Securities Act, at the time specified in the Securities Act in connection with the offering of the Securities;

(mm) No Broker’s Fees. Except with respect to the Underwriters, none of the Company or the Subsidiaries has incurred any liability for any finder’s fees or similar payments in connection with the transactions contemplated hereby;

(nn) Registration Rights. There are no persons with registration or other similar rights to have any securities registered by the Company under the Securities Act other than pursuant to that certain (i) Registration Rights Agreement, dated as of January 16, 2020, between the Company and KBW related to the Company’s 7.00% Notes due 2025 and (ii) Registration Rights Agreement, dated as of December 11, 2020, between the Company and KBW related to the Company’s 6.00% Convertible Notes due 2025;

(oo) No Stabilization or Manipulation. Neither the Company nor any of the Subsidiaries, nor any affiliates of the Company or its Subsidiaries, has taken, directly, or indirectly, and neither the Company nor any of the Subsidiaries, nor any affiliates of the Company or its Subsidiaries, will take, directly or indirectly, any action designed to cause or result in, or which constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company or any “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act) to facilitate the sale or resale of the Securities or otherwise, and has taken no action which would directly or indirectly violate Regulation M under the Exchange Act;

(pp) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Disclosure Package, or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

(qq) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that any statistical and market-related data included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus are not based on or derived from sources that the Company reasonably believes are reliable and accurate in all material respects;

(rr) Sarbanes-Oxley Act. To the extent applicable to the Company on the date hereof, there is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2022, as amended, and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications;

(ss) Rule 38a-1 Compliance. The Company has (i) appointed a Chief Compliance Officer and (ii) adopted and implemented written policies and procedures reasonably designed to prevent violation of the Federal Securities Laws (as that term is defined in Rule 38a-1 under the Investment Company Act) by the Company, including policies and procedures that provide oversight of compliance for each administrator and transfer agent of the Company;

(tt) Regulated Investment Company. The Company has elected (which election has not been revoked) to be treated, and has operated, and intends to operate its business in such a manner as to enable the Company to continue to qualify as a regulated investment company under Subchapter M of the Code (as defined below);

(uu) Cybersecurity. The Company and the Subsidiaries have a valid right to access and use all computer systems, networks, hardware, software, databases, websites and equipment used to process, store, maintain and operate data, information and functions used in connection with the business of the Company and the Subsidiaries (the “IT Systems”); the IT Systems are reasonably adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and the Subsidiaries as currently conducted, free and clear, to the Company’s knowledge, of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. The Company and the Subsidiaries have implemented and maintain commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all material IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and to the Company’s knowledge there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. The Company and the Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect;

(vv) No Reliance. The Company has not relied upon the Underwriters or legal counsel for the Underwriters for any legal, tax or accounting advice in connection with the offering and sale of the Securities;

(ww) FINRA. None of the Company, the Subsidiaries, or their respective controlled affiliates (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act, or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article 1 of the Bylaws of FINRA) any member firm of FINRA;

(xx) ERISA. The Company is in compliance in all material respects with all presently applicable provisions of ERISA; no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; and participation by “benefit plan investors” in the Company has at no time been “significant” for purposes of Section 2510.3-101(f) of the Regulations of the U.S. Department of Labor, as modified by Section 3(42) of ERISA;

(yy) No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is threatened, which would be reasonably be expected to result in a Material Adverse Effect;

(zz) Certificates. Any certificate signed by any officer of the Company delivered to the Representatives or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby;

(aaa) Off-Balance Sheet Transactions. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and its consolidated Subsidiaries have no off-balance sheet transactions, arrangements, obligations (including contingent obligations), or any other similar relationships with unconsolidated entities or other persons;

(bbb) Material Assets. Except such as are disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, as of the Closing Date, the Company and the Subsidiaries will possess, or have the right to use, all of the material assets, tangible and intangible, that they require to conduct their respective businesses as presently conducted, and there are no material assets reasonably necessary for the conduct of their businesses as presently conducted that will not be transferred, licensed or leased to them as of the Closing Date;

(ccc) Relationships. No relationship, direct or indirect, exists between or among the Company or any Subsidiary, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any Subsidiary, on the other hand, which would be required by the Securities Act to be described in a prospectus included or incorporated by reference in a registration statement on Form N-2 under the Securities Act, which is not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus;

(ddd) Related Party Transactions. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the caption “Certain Relationships and Related Party Transactions,” the Company and its Subsidiaries have not entered into any transaction with any person which are required to be disclosed under Item 404 of Regulation S-K under the Securities Act;

(eee) Compliance with Securities Laws and Regulations. This Agreement complies in all material respects with all applicable provisions of the Securities Act, the Investment Company Act and the rules and regulations promulgated thereunder;

(fff) Offering Materials. The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Registration Statement, the Preliminary Prospectus contained in the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representatives and included in Schedule 2 hereto;

(ggg) Prior Sales. All offers and sales of the Company’s capital stock and debt or other securities prior to the date hereof were made in compliance with or were the subject of an available exemption from the Securities Act and all other applicable state and federal laws or regulations, or any actions under the Securities Act or any state or federal laws or regulations in respect of any such offers or sales are effectively barred by effective waivers or statutes of limitation; and

(hhh) Emerging Growth Company. The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act.

(iii) Nasdaq Global Select Market. The Company’s Common Stock, par value $0.001 per share (the “Common Stock”) is registered pursuant to Section 12(b) or Section 12(g) of the Exchange Act and is listed on the Nasdaq Global Select Market, and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq Global Select Market, nor has the Company received any notification that the Commission or Nasdaq is contemplating terminating such registration or listing. An application for the listing of the Securities for trading on the Nasdaq Global Select Market has been filed by the Company.

4. [Reserved]

5. Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a) Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424 and Rule 430B under the Securities Act; will file any Issuer Free Writing Prospectus (including the Pricing Term Sheet referred to in Annex A hereto) to the extent required by Rule 433 and/or Rule 497 under the Securities Act; will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and will furnish electronic copies of the Prospectus and each Issuer Free Writing Prospectus to the Underwriters in New York City prior to 5:00 P.M., New York City time, on the business day next succeeding the date of this Agreement, with written copies of the Prospectus to follow as soon as practicable but in no event later than 5:00 P.M., New York City time, on the second business day succeeding the date of this Agreement in such quantities as the Representatives may reasonably request. The Company has paid the registration fee for this offering pursuant to Rule 457 under the Securities Act.

(b) Delivery of Copies. The Company will deliver, without charge, (i) to the Representatives, electronic signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered in connection with sales of the Securities by any Underwriter or dealer.

(c) Amendments or Supplements. Before using, authorizing, approving, referring to, or filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed amendment or supplement for review and will not use, authorize, approve, refer to, or file any such proposed amendment or supplement to which the Representative reasonably objects in a timely manner.

(d) Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus has been filed or distributed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, the Pricing Disclosure Package, or the Prospectus, or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus or the Pricing Disclosure Package, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus or the Pricing Disclosure Package is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use commercially reasonable efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will use commercially reasonable efforts to obtain as soon as possible the withdrawal thereof.

(e) Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.

(f) Blue Sky Compliance. The Company will use commercially reasonable efforts, in cooperation with the Representatives, to qualify the Securities for offer and sale under the securities or blue sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g) Earning Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement; provided that the Company will be deemed to have complied with such requirement by filing such an earning statement on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system (or any successor system) (“EDGAR”).

(h) Clear Market. During a period of thirty (30) days from the date of the Prospectus, the Company will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with or confidentially submit to the Commission a registration statement under the Securities Act relating to any securities of the Company that are substantially similar to the Securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Representatives.

(i) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities in all material respects as described in the Pricing Disclosure Package and the Prospectus under the heading “Use of Proceeds.”

(j) DTC. The Company will cooperate with the Representatives and use its commercially reasonable efforts to permit the offered Securities to be eligible for clearance and settlement through the facilities of DTC.

(k) No Stabilization or Manipulation. The Company will not take, directly or indirectly, without giving effect to any activities by the Underwriters, any action designed, or that would reasonably be expected, to cause or result in any stabilization or manipulation of the price of the Securities.

(l) Reports. For a period of one year from the date of this Agreement, so long as the Securities are outstanding, the Company will furnish to the Representatives, as soon as commercially reasonable after the date they are available, copies of all reports or other communications (financial or other) furnished to holders of the Securities, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Representatives to the extent they are filed on EDGAR.

(m) Business Development Company. The Company, during a period of twelve months from the date of the Prospectus, will use commercially reasonable efforts to maintain its status as a business development company under the Investment Company Act; provided, however, that the Company may change the nature of its business so as to cease to be, or withdraw its election to be treated as, a business development company with the approval of its Board of Directors and a vote of stockholders as required by Section 58 of the Investment Company Act.

(n) Regulated Investment Company. During the twelve-month period following the Closing Date, the Company will use commercially reasonable efforts to conform with the applicable requirements to be treated as a regulated investment company under Subchapter M of the Code for each taxable year during which it is a business development company under the Investment Company Act.

(o) Annual Compliance Reviews. The Company will retain qualified accountants and qualified tax experts to (i) test procedures and conduct annual compliance reviews designed to determine compliance with the regulated investment company provisions of the Code and (ii) otherwise assist the Company in monitoring appropriate accounting systems and procedures designed to determine compliance with the regulated investment company provisions of the Code.

(p) Accounting Controls. The Company has established and will maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, and to maintain accountability for assets; (C) access to the Company’s consolidated assets is permitted only in accordance with management’s authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; (E) material information relating to the Company and the assets managed by the Company is promptly made known to the officers responsible for establishing and maintaining the system of internal accounting controls; and (F) any significant deficiencies or weaknesses in the design or operation of internal accounting controls that could adversely affect the Company’s ability to record, process, summarize, and report financial data, and any fraud, whether or not material, that involves management or other employees who have a significant role in internal controls, are adequately and promptly disclosed to the Company’s independent auditors and the audit committee of the Company’s Board of Directors.

(q) Issuer Free Writing Prospectus. The Company represents and agrees that, without the prior consent of the Representatives (i) it will not distribute any offering material other than the Registration Statement, the Pricing Disclosure Package, the Prospectus or the information set forth on Schedule 2 hereto, and (ii) it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act (other than for the information set forth on Schedule 2 hereto), and which the parties agree, for the purposes of this Agreement, includes (x) any “advertisement” as defined in Rule 482 under the Securities Act and (y) any sales literature, materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities, including any in-person road show or investor presentations (including slides and scripts relating thereto) made to investors by or on behalf of the Company.

(r) Nasdaq Listing. The Company agrees to use commercially reasonable efforts to effect within 30 days of the Closing Date the listing of the Securities on the Nasdaq Global Select Market and to use commercially reasonable efforts to maintain such listing.

6. Certain Agreements of the Underwriters. Each Underwriter hereby represents, warrants and agrees that:

(a) Without the prior written consent of the Company, it has not used, authorized use of, referred to or participated in the planning for the use of, and will not use, authorize the use of, refer to or participate in the planning for the use of, any written information concerning the offering of the Securities other than materials contained in the Pricing Disclosure Package, the Prospectus, or any other offering materials prepared by or with the prior written consent of the Company.

(b) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering contemplated by this Agreement (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

7. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Securities on the Closing Date or any Secondary Closing Date as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 and/or Rule 497 under the Securities Act) and in accordance with Section 5(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date and any Secondary Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date and any Secondary Closing Date.

(c) No Material Adverse Change. No event or condition of a type described in Section 3(h) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale, or delivery of the Securities on the Closing Date and any Secondary Closing Date, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(d) Company’s Officers’ Certificate. The Representatives shall have received on and as of the Closing Date and any Secondary Closing Date, as applicable, a certificate, which shall be delivered on behalf of the Company and not the signatories in their individual capacity, of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is reasonably satisfactory to the Representatives (i) confirming that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus, (ii) confirming that, to the knowledge of such officers, the representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and any Secondary Closing Date, as applicable, and (iii) with respect to the Company and its Subsidiaries, to the effect set forth in paragraph (c) above.

(e) Chief Financial Officer Certificate. The Company shall have delivered to the Representatives a certificate, dated the date of this Agreement and the Closing Date and any Secondary Closing Date, as applicable, executed by the chief financial officer, as to certain financial and other matters in substantially the form and substance reasonably satisfactory to the Representative.

(f) Comfort Letters. On the date of this Agreement and on the Closing Date and any Secondary Closing Date, as applicable, Ernst & Young LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date and any Secondary Closing Date, as applicable, shall use a “cut-off” date no more than three business days prior to the Closing Date and any Secondary Closing Date, as applicable.

(g) Opinion and 10b-5 Statement of Counsel for the Company. Dechert LLP, counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinions and 10b-5 letter, dated the Closing Date and any Secondary Closing Date, as applicable, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(h) Opinion and 10b-5 Statement of Counsel for the Underwriters. Ropes & Gray LLP, counsel for the Underwriters, shall have furnished to the Representatives, their written opinions and 10b-5 letter, dated the Closing Date and any Secondary Closing Date, as applicable, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(i) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation, or order shall have been enacted, adopted, or issued by any federal, state, or foreign governmental or regulatory authority that would, as of the Closing Date and any Secondary Closing Date, as applicable, prevent the issuance and sale of the Securities; and no injunction or order of any federal, state, or foreign court shall have been issued that would, as of the Closing Date and any Secondary Closing Date, as applicable, prevent the issuance and sale of the Securities.

(j) Good Standing. The Representatives shall have received on and as of the Closing Date and any Secondary Closing Date, as applicable, reasonably satisfactory evidence of the good standing of the Company and its Subsidiaries in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(k) Securities. On or prior to the Closing Date and any Secondary Closing Date, as applicable, the Company and the Trustee shall have executed and delivered the Securities.

(l) No Downgrade. Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, if there are any debt securities or preferred stock of, or guaranteed, by, the Company that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act, (i) no downgrading shall have occurred in the rating accorded any such debt securities or preferred stock and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock (other than an announcement with positive implications of a possible upgrading).

(m) Form 8-A. The Company has filed a registration statement on Form 8-A relating to the Securities pursuant to Section 12(b) of the Exchange Act.

(n) Additional Documents. On or prior to the Closing Date and any Secondary Closing Date, as applicable, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates, and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

8. Indemnification and Contribution.

(a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, and liabilities (including, without limitation, reasonable and documented legal fees and other reasonable and documented expenses incurred in connection with any suit, action, or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any road show as defined in Rule 433(h) under the Securities Act (a “road show”), or the Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages, or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b) Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages, or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any road show, or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the marketing names of the Underwriters set forth on such cover page, and under the caption “Underwriting,” the legal names of the Underwriters, the concession amount appearing in the fifth paragraph and the information regarding stabilizing transactions contained in the twelfth, thirteenth and fourteenth paragraphs.

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (including through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the reasonable and documented fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person, unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable and documented fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such reasonable and documented fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives, and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for reasonable and documented fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and, (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages, or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages, or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Underwriters on the other, in connection with the statements or omissions that resulted in such losses, claims, damages, or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company, on the one hand, and the Underwriters, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding any other provision in this Section 8, no party shall be entitled to indemnification or contribution under this Agreement in violation of Section 17(j) of the Investment Company Act.

(e) Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to paragraph (d) above were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any reasonable and documented legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of paragraphs (d) and (e) of this Section 8, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to paragraphs (d) and (e) of this Section 8 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 8 paragraphs (a) through (e) are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

9. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

10. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or any Secondary Closing Date (i) trading generally shall have been suspended or materially limited on or by either of the New York Stock Exchange or the Nasdaq Stock Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by U.S. federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date or any Secondary Closing Date on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

11. Defaulting Underwriter.

(a) If, on the Closing Date or any Secondary Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 24 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 24 hours within which to procure other persons reasonably satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date or any Secondary Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 11, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of Securities that remain unpurchased on the Closing Date or any Secondary Closing Date does not exceed one-eleventh of the aggregate principal amount of Securities to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase on such date) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of Securities that remain unpurchased on the Closing Date or any Secondary Closing Date exceeds one-eleventh of the aggregate principal amount of Securities to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 11 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 12 hereof and except that the provisions of Section 8 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

12. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any stamp, issuance, transfer or other similar taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the fees and expenses of the Company’s counsel and independent accountants; (iv) the reasonable and documented fees and expenses incurred in connection with the registration or qualification of the Securities under the state or foreign securities or blue sky laws of such jurisdictions as the Representatives may designate with the prior approval of the Company (such approval not to be unreasonably withheld, conditioned or delayed) (including the related reasonable and documented fees and expenses of counsel for the Underwriters); (v) all filing fees and the reasonable fees and expenses incurred in connection with any filing with, and clearance of the offering by, FINRA (such fees and expenses pursuant to this clause (v) and clause (iv), in the aggregate, shall not exceed $10,000); (vi) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; (vii) the fees and expenses of the Trustee with respect to the Securities; and (vii) the fees and expenses incurred in connection with listing the Securities on the Nasdaq Global Select Market. It is, however, understood that except as provided in this Section 12 or in Section 8 of this Agreement, the Underwriters shall pay all of their own costs and expenses, including, without limitation, the fees and disbursements of their counsel, any advertising expenses connected with any offers they make and all travel, lodging and other expenses of the Underwriters incurred by them in connection with any road show.

(b) If (i) this Agreement is terminated pursuant to Section 10 (other than as a result of a termination pursuant to clauses (i), (iii) or (iv) of Section 10), (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters (other than as a result of a termination pursuant to Section 11 or clauses (i), (iii) or (iv) of Section 10 or the default by one or more of the Underwriters in its or their respective obligations hereunder) or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the reasonable and documented fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 8 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

14. Survival. The respective indemnities, rights of contribution, representations, warranties, and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

15. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; and (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City.

16. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) For purposes of this Section 16, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act of 1950, as amended, and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as amended, and the regulations promulgated thereunder.

17. Miscellaneous.

(a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o Keefe, Bruyette & Woods, Inc., 787 7th Avenue, 4th Floor, New York, New York 10019, Attention: General Counsel; c/o Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036 (fax: (212) 507-8999), Attention: Investment Banking Division, with a copy to the Legal Department and c/o RBC Capital Markets, LLC, Brookfield Place, 200 Vesey Street, 8th Floor, New York, New York 10281, telephone: (212) 618-7706, e-mail: TMGUS@rbccm.com, Attention: DCM Transaction Management/Scott Primrose, with a copy to Ropes & Gray LLP, 1211 Avenue of the Americas, New York, NY 10036, Attn: Paul D. Tropp. Notices to the Company shall be given to it at Trinity Capital Inc., 1 N. 1st Street, 3rd Floor, Phoenix, Arizona 85004, Attention: Kyle Brown, with a copy to Dechert LLP, 1900 K Street, N.W., Washington, DC 20006, Attn: Darius Ravangard.

(b) USA Patriot Act. In accordance with the requirements of the USA Patriot Act, the Underwriters are required to obtain, verify and record information that identifies their clients, which may include the name and address of their clients, as well as other information that will allow the underwriters to properly identify their clients.

(c) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.

(d) Counterparts. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(g) Authority of the Representatives. The Representatives are duly authorized to act hereunder on behalf of the other Underwriters. Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding on all the Underwriters.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

[Signature pages follow]

Very truly yours,

TRINITY CAPITAL INC.

By:	/s/ Kyle Brown
	Name:	Kyle Brown
	Title:	Chief Executive Officer, President and Chief Investment Officer

[Signature Page to the Underwriting Agreement]

Acting on behalf of themselves and the
several Underwriters listed in Schedule 1 hereto.

KEEFE, BRUYETTE & WOODS, INC.

By:	/s/ Al Laufenberg
Name: Al Laufenberg
Title: Managing Director

MORGAN STANLEY & Co. LLC

By:	/s/ Hector Vazquez
Name: Hector Vazquez
Title: Executive Director

RBC Capital Markets, LLC

By:	/s/ Saurabh Monga
Name: Saurabh Monga
Title: Managing Director

[Signature Page to the Underwriting Agreement]

Schedule 1

The Purchase Price for the Securities to be paid by the several Underwriters shall be 97.00% of the aggregate principal amount thereof, plus accrued interest, if any, from March 28, 2024.

Underwriter	Principal Amount of Securities to be Purchased
Keefe, Bruyette & Woods, Inc.	$30,000,000
Morgan Stanley & Co. LLC	$30,000,000
RBC Capital Markets, LLC	$30,000,000
Compass Point Research & Trading, LLC	$10,000,000
Total	$100,000,000

S-1-1

Schedule 2

1.	Pricing Term Sheet, dated March 25, 2024, containing the terms governing the Securities, substantially in the form of Annex A to this Agreement filed with the Commission on March 25, 2024 pursuant to Rule 433.

S-2-1

Schedule 3

Subsidiaries of the Company

1.	TRINITY FUNDING 1, LLC

2.	TRINITY CAPITAL HOLDINGS, LLC

3.	TRINCAP FUNDING, LLC

S-3-1

Annex A

PRICING TERM SHEET

[ATTACHED]

Relating to Preliminary Prospectus Supplement dated March 25, 2024 and

Prospectus dated February 7, 2024

Registration No. 333-275970

Trinity Capital Inc.

$100,000,000

7.875% Notes due 2029

PRICING TERM SHEET

March 25, 2024

The following sets forth the final terms of the 7.875% Notes due 2029 (the “Notes”) and should only be read together with the preliminary prospectus supplement of Trinity Capital Inc. (the “Issuer”) dated March 25, 2024, together with the accompanying prospectus dated February 7, 2024 (the “Preliminary Prospectus”), relating to the Notes, and supersedes the information in the Preliminary Prospectus to the extent inconsistent with the information in the Preliminary Prospectus. In all other respects, this pricing term sheet is qualified in its entirety by reference to the Preliminary Prospectus. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Prospectus. All references to dollar amounts are references to U.S. dollars.

Issuer:	Trinity Capital Inc.

Issuer Ticker:	TRIN

Security:	7.875% Notes due 2029

Expected Ratings*:	BBBL (Morningstar) /BBB (Egan-Jones)

Trade Date:	March 25, 2024

Settlement Date**:	March 28, 2024 (T+3)

Initial Aggregate Principal Amount Offered:	$100,000,000

Underwriters’ Option to Purchase Additional Notes:	$15,000,000 (15% of aggregate principal amount)

Initial Public Offering Price:	100% of the aggregate principal amount of the Notes

Maturity Date:	March 30, 2029, unless earlier repurchased or redeemed

Listing:	The Issuer intends to list the Notes on the Nasdaq Global Select Market within 30 days of the Settlement Date under the trading symbol “TRINZ”

Coupon (Interest Rate):	7.875%

Interest Payment Dates:	March 30, June 30, September 30 and December 30, commencing June 30, 2024

Optional Redemption:	The Notes may be redeemed in whole or in part at any time or from time to time at the Issuer’s option on or after March 30, 2026, upon not less than 30 days nor more than 60 days’ written notice by mail prior to the date fixed for redemption thereof, at a redemption price of 100% of the outstanding principal amount of the Notes to be redeemed plus accrued and unpaid interest payments otherwise payable thereon for the then-current quarterly interest period accrued to, but excluding, the date fixed for redemption.

Use of Proceeds:	The Issuer expects to use the net proceeds from this offering to pay down a portion of its existing indebtedness under the KeyBank Credit Agreement and, depending on the remaining amount of net proceeds after such use, to redeem a portion of its outstanding 2025 Notes.

Certain Covenants:

In addition to the covenants described in the Preliminary Prospectus Supplement, the following covenants shall apply to the Notes:

•      For the period of time during which the Notes are outstanding, the Issuer will not violate Section 18(a)(1)(A) as modified by Section 61(a) of the Investment Company Act of 1940 Act, as amended (the “1940 Act”), as may be applicable to it from time to time or any successor provisions, whether or not the Issuer continues to be subject to such provisions of the 1940 Act. As of the date hereof, these provisions generally prohibit the Issuer from incurring additional borrowings, including through the issuance of additional debt securities, unless its asset coverage, as defined in the 1940 Act, equals at least 150% after such borrowings.

•     For the period of time during which the Notes are outstanding, the Issuer will not violate Section 18(a)(1)(B) as modified by such provisions of Section 61(a) of the 1940 Act, as may be applicable to it from time to time or any successor provisions. As of the date hereof, these provisions generally prohibit the Issuer from declaring any cash dividend or distribution upon any class of its capital stock, or purchasing any such capital stock if the Issuer’s asset coverage were below 150% at the time of the declaration of the dividend or distribution or the purchase and after deducting the amount of such dividend, distribution, or purchase. Under the covenant, the Issuer will be permitted to declare a cash dividend or distribution notwithstanding the prohibition contained in Section 18(a)(1)(B) as modified by such provisions of Section 61(a) of the 1940 Act as may be applicable to the Issuer from time to time or any successor provisions, but only up to such amount as is necessary for the Issuer to maintain its status as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended. Furthermore, the covenant will permit the Issuer to continue paying dividends or distributions and the restrictions will not apply unless and until such time as its asset coverage (as defined in the 1940 Act, except to the extent modified by this covenant) has not been in compliance with the minimum asset coverage required by Section 18(a)(1)(B) as modified by such provisions of Section 61(a) of the 1940 Act as may be applicable to it from time to time or any successor provisions for more than six consecutive months.

• If, at any time, the Issuer is not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended, to file any periodic reports with the SEC, it shall furnish to holders of the Notes and the trustee, for the period of time during which the Notes are outstanding, its audited annual consolidated financial statements, within 90 days of its fiscal year end, and unaudited interim consolidated financial statements, within 45 days of its fiscal quarter end (other than the Issuer’s fourth fiscal quarter). All such financial statements will be prepared, in all material respects, in accordance with applicable United States generally accepted accounting principles.

Denomination:	$25.00

CUSIP/ISIN:	896442 605/ US8964426055

Joint Book-Running Managers:	Keefe, Bruyette & Woods, Inc.
Morgan Stanley & Co. LLC
RBC Capital Markets, LLC

Co-Lead Managers:	Compass Point Research & Trading, LLC

*A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

**The Issuer expects that delivery of the Notes will be made to investors on or about March 28, 2024, which will be the third business day following the date hereof. Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes on any date prior to two business days before delivery will be required by virtue of the fact that the Notes initially settle in T+3, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes on any date prior to two business days before delivery should consult their advisors.

Investors are advised to carefully consider the investment objectives, risks, charges and expenses of the Issuer before investing. The Preliminary Prospectus, which has been filed with the Securities and Exchange Commission (the “SEC”), and the documents incorporated by reference therein, contain these factors and other information about the Issuer and should be read carefully before investing.

The information in the Preliminary Prospectus and in this pricing term sheet is not complete and may be changed. The Preliminary Prospectus and this pricing term sheet are not offers to sell any securities of the Issuer and are not soliciting an offer to buy such securities in any jurisdiction where such offer and sale is not permitted.

The issuer has filed a shelf registration statement (including a base prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the base prospectus in that registration statement, the Preliminary Prospectus and the documents incorporated by reference therein, which the issuer has filed with the SEC, for more complete information about the Issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the Preliminary Prospectus if you request it from Keefe, Bruyette & Woods, Inc., 787 7th Avenue, 4th Floor, New York, New York 10019, Attn: Equity Syndicate, by telephone at 1 (800) 966-1559, Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, toll-free at 1 (866) 718-1649 or RBC Capital Markets, LLC, Brookfield Place, 200 Vesey Street, 8th Floor, New York, New York, toll free at 1 (866) 375-6829.